                                                                   Exhibit 3.126


ARTICLES OF INCORPORATION

STATE OF TEXAS

COUNTY OF HARRIS   KNOW ALL MEN BY THESE PRESENTS:

     That We, CHAS. N. TUNNELL, LEE M. WEBB, MAZIE WAY WEBB and RUBYE TUNNELL, all citizens of Harris County, Texas, under and by virtue of the laws of this State, do hereby voluntarily associate ouselves together for the purpose of forming a private corporation under the terms and conditions hereinafter set out as follows:

                                       I.

     The name of this Corporation is TUNNELL-WEBB PUBLICATIONS, INC.

                                       II.

     The purpose for which it is formed is to transact a printing and publishing business, and in connection therewith, to sell goods, wares and merchandise of a stationery and blank book manufacturing business.

                                      III.

     The place where the business of the Corporation is to be transacted is at Houston, in Harris County, Texas, its address being 542 M & M Building, said City, County and State.

                                       IV.

     The term for which it is to exist is fifty years.

                                       V.

     The number of directors shall be four and the names and residences of those who are appointees for the first year are as follows:

Chas. N. Tunnell        806 Dennis              Houston, Texas
Lee M. Webb             5802 Goodrich           Houston, Texas
Mazie Way Webb          5802 Goodrich           Houston, Texas
Rubye tunnell           6501 Rodrigo            Houston, Texas

                                      VI.

     The amount of capital stock is One Thousand and No/100 ($1,000.00) Dollars, divided into twenty (20) shares of Fifty and No/100 ($50.00) Dollars each, all of which capital stock has been subscribed and fifty (50%) per cent paid in, as per affidavit attached hereto.

     INTESTIMONY WHEREOF, we hereunto sign our names this the 18th day of June,
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1936.

                        (Signed)    Chas. N. Tunnell
                                    Lee M. Webb
                                    Mazie Way Webb
                                    Rubye Tunnell

THE STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared CHAS.
N. TUNNELL, LEE M. WEBB, MAZIE WAY WEBB, and RUBYE TUNNELL, known to me to be the persons whose names are subscribed to the foregoing instrument and also known to me to be citizens of said State, and each acknowledged to me that he executed the same for the purposes and considerations therein expressed.

     IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix the seal of my office this the 18th day of June, A. D. 1936

                        (Signed)    R. Dyrel Kirk
                                    Notary Public, Harris County, Texas.

(Seal)

THE STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared CHAS.
N. TUNNELL, LEE M. WEBB, MAZIE WAY WEBB and RUBYE TUNNELL, known to me, who, after being duly sworn, on oath, say each for himself:

     Thay they are the identical parties who executed the charter of TUNNELL-WEBB PUBLICATIONS, INC., that the full amount of the capital stock of said Company has been in good faith subscribed, and Five Hundred and No/100 ($500.00) Dollars thereof in cash paid in, all of which cash is on deposit in the name and to the account of said TUNNELL-WEBB PUBLICATIONS, INC., in the City National Bank, of Houston, Texas; that the following are the names, residences and postoffice addresses of the parties subscribing to the capital stock:


Chas. N. Tunnell        806 Dennis              Houston, Texas
Lee M. Webb             5802 Goodrich           Houston, Texas
Mazie Way Webb          5802 Goodrich           Houston, Texas
Rubye tunnell           6501 Rodrigo            Houston, Texas

     That the amounts subscribed by each and the amount paid by each, such payment being in cash, are as follows:

                        NO.         AMOUNT            AMOUNT
NAMES                   SHARES      SUBSCRIBED        PAID IN

Chas. N. Tunnell        5           $  250.00         $125.00
Lee M. Webb             9              450.00          225.00
Mazie Way Webb          1               50.00           25.00
Rubye Tunnell           5              250.00          125.00
                        --          ---------         -------
                        20          $1,000.00         $500.00

                        (Signed)          Chas. N. Tunnell
                                          Lee M. Webb
                                          Mazie Way Webb
                                          Rubye Tunnel

Subscribed and sworn to before me this 19th day of June, 1936, to certify which witness my hand and seal of office.

                        (Signed)          R. Dyrel Kirk
                                          Notary Public, Harris County, Texas

(Seal)


Filed in the office of the Secretary of State June 23, 1936.

                               The State of Texas


                               SECRETARY OF STATE

                            CERTIFICATE OF CORRECTION
                                       OF


                           TUNNELL PUBLICATIONS, INC.
                               CHARTER NO. 69746-0


The undersigned, as Secretary State of Texas, hereby, certifies that the attached Articles of Correction, duly executed pursuant to the provions of the Texas Miscellaneous Corporation Laws Act, have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certficate of Correction and attaches hereto a copy of the Articles of Correction.


Dated: June 26, 1996


                                                 Antonio O. Garza, Jr.
                                                 -----------------------
                                                 Antonio O. Garza, Jr.
                                                 Secretary of State

ARTICLES OF CORRECTION                               FILED
TO THE                                               In the office of the
ARTICLES OF INCORPORATION                            Secretary of State of Texas
OF                                                   JUN 25, 1996
TUNNELL PUBLICATIONS, INC.                           Corporations Section


These articles are adopted to correct a document which is an inaccurate record of corporate action, contains an inaccurate or erroneous statement or was defectively or erroneously executed, sealed, acknowledged or verified.

ARTICLE ONE

The name of the corporation is Tunnell Publications, Inc.

ARTICLE TWO

The document to be corrected is Articles of Amendment of Articles of Incorporation of Tunnell Publications, Inc., which was filed in the Office of the Secretary of State on the 22nd day of April, q986.

ARTICLE THREE

Under the amendment to Article VI of the Articles of Incorporation was amended to read as follows:

     "The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock at the par value of $5.00 each."

The par value of $5.00 was erroneously state and should be $1.00 par value.

ARTICLE FOUR

The amendment to Article VI of the Articles of Incorporation should read as follows:

     "The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of common stock at the par value of $1.00."



                                                 Raymond Anderson
                                                 --------------------------
                                                 Raymond Anderson
                                                 Secretary